Exhibit 99.1

Evofem Biosciences Announces Uplisting to OTCQB

San Diego, CA, October 3, 2022 — Evofem Biosciences, Inc., (OTCQB: EVFM) announced today that the trading of its common shares has been upgraded to the OTCQB Venture Market from the OTC Pink Open Market. The Company's ticker symbol remains the same.

The women’s health focused biotech company developed and commercializes Phexxi® (lactic acid, citric acid, potassium bitartrate), the first and only FDA-approved hormone-free, contraceptive vaginal gel.

Phexxi net sales have increased for three consecutive quarters; the Company expects that third quarter results, due in mid-November, will continue this trend. Net product sales of the hormone-free contraceptive had already surpassed 2021 levels in the first half of 2022.

Evofem is on track to report top-line data in mid-October 2022 from its registrational Phase 3 clinical trial evaluating Phexxi for the prevention of chlamydia and gonorrhea in women. Positive study outcomes would enable regulatory submissions and potential approval for these potential new indications in 2023. If approved by the FDA, Phexxi will be the first woman-controlled prescription prophylactic against chlamydia and gonorrhea, which are a significant and growing public health concern.

Preliminary CDC data for 2021 show that infections with chlamydia and gonorrhea continued to increase during the second year of the COVID-19 pandemic, with no signs of slowing.

The OTCQB Venture Market provides investors an exchange-comparable information experience with convenient trading through their preferred broker or financial advisor. Listed companies are current in their reporting and undergo an annual verification and management certification process. Investors can find Real-Time quotes and market information at www.otcmarkets.com.

About Evofem Biosciences
Evofem Biosciences, Inc. is developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health. The Company's first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. The Company expects to report top-line data in October 2022 from its registrational Phase 3 clinical trial evaluating Phexxi for the prevention of chlamydia and prevention of gonorrhea in women. Learn more at phexxi.com and evofem.com.

Phexxi® is a registered trademark of Evofem Biosciences, Inc.

Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to expected financial results and the anticipated impact of the potential results of the Company's registrational Phase 3 trial. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, including market and other conditions, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Contacts
Investors:
Amy Raskopf
SVP, Investor Relations
Evofem Biosciences, Inc.
araskopf@evofem.com
(917) 673-5775

Media:
media@evofem.com

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